UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2017

Paragon Offshore plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure

As previously reported, on February 14, 2016, Paragon Offshore plc (“Paragon”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 2, 2017, the Company announced that the Company has reached an agreement in principle with a steering committee of lenders under Paragon’s Senior Secured Revolving Credit Agreement maturing July 2019 (the “Revolver Lenders”), an ad hoc committee of lenders under Paragon’s Senior Secured Term Loan Agreement maturing July 2021 (the “Term Lenders,” and together with the Revolver Lenders, the “Secured Lenders”) and the Unsecured Creditors Committee to support a new chapter 11 plan of reorganization for the Debtors (the “Consensual Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Consensual Plan.

On May 2, 2017, the Company filed the Consensual Plan and related disclosure statement (the “New Disclosure Statement”) with the Bankruptcy Court.  Copies of the Consensual Plan and the New Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively. The Consensual Plan provides for, among other things, the following recoveries to creditors: (i) to the Secured Lenders, (a) $410 million in cash, (b) $85 million in new senior secured first lien term loans, (c) 50% of the equity interests in Reorganized Paragon (subject to dilution by equity interests issued pursuant to the Management Incentive Plan), (d) 50% of the ownership interests in the Litigation Trust entitled to a preferential right of recovery from the first $10 million of assets of the Litigation Trust (after giving effect to the repayment of Reorganized Paragon’s loan to the trust), and (e) 25% of the ownership interests in the Litigation Trust entitled to distribution of the remaining assets of the Litigation Trust (after giving effect to the repayment of Reorganized Paragon’s loan and distribution of the $10 million preference described in the preceding clause (d)); (ii) to the Senior Noteholders, (a) $105 million in cash, (b) 50% of the equity interests in Reorganized Paragon (subject to dilution by equity interests issued pursuant to the Management Incentive Plan), (c) 50% of the ownership interests in the Litigation Trust entitled to a preferential right of recovery from the first $10 million of assets of the Litigation Trust (after giving effect to the repayment of Reorganized Paragon’s loan to the trust), and (d) 75% of the ownership interests in the Litigation Trust entitled to distribution of the remaining assets of the Litigation Trust (after giving effect to the repayment of Reorganized Paragon’s loan and distribution of the $10 million preference described in the preceding clause (c)); and (iii) to holders of general unsecured claims (other than the Senior Noteholders), each holder’s pro rata share of cash in an amount equal to the lesser of (a) 30% of the amount of such holder’s general unsecured claim and (b) $5 million. Existing shareholders will not receive a recovery under the Consensual Plan.

Attached as Exhibit 99.3 to this Current Report on Form 8-K is a copy of Paragon’s press release, dated May 2, 2017, announcing the filing of the Consensual Plan and the New Disclosure Statement.

In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibits 99.1, 99.2 and 99.3 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to implement the transaction contemplated by the Consensual Plan in Bankruptcy Court, the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, and in its other filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors

99.2 Disclosure Statement for Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors

99.3 Press Release dated May 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

May 3, 2017	By:	/s/ Lee M. Ahlstrom
Name: Lee M. Ahlstrom
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors
99.2	Disclosure Statement for Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors
99.3	Press Release dated May 2, 2017